Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made as of [Date], by and between Perrigo Company plc, an Irish public limited company (the “Company”), having its registered office at 33 Sir John Rogerson’s Quay, Dublin 2, and [Name] (“Indemnitee”), whose address is [Address].

WHEREAS, the Company desires to ensure that the Company retains and attracts as directors and officers the most capable persons available;

WHEREAS, the substantial increase in corporate litigation, as evidenced by present trends, subjects directors and officers to expensive litigation risks;

WHEREAS, the Company has requested that Indemnitee serve the Company as a director and/or officer, as applicable; and

WHEREAS, Indemnitee desires to be indemnified by the Company and has agreed to become a director and/or officer, as applicable, of the Company in reliance on the Company’s promise to provide indemnification as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement:

(a) “Agreement” has the meaning set forth in the Preamble hereto.

(b) “Alternative Source” has the meaning set forth in Section 9(a) hereof.

(c) “Change in Control” means a change in control of the Company after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act, if the Company were subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least eighty percent (80%) of the members of the Company Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Company Board in office immediately prior to such transaction or event constitute less than a majority of the Company Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least eighty percent (80%) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Company Board.

(d) “Companies Acts” means the Companies Acts, 1963 to 2012.

(e) “Company” has the meaning set forth in the Preamble hereto.

(f) “Company Board” means the board of directors of the Company.

(g) “Corporate Position” means a director, officer, employee, agent and/or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, domestic or foreign, in the capacity of which such person is or was serving at the request of the Company. For the avoidance of doubt, Indemnitee may serve in any one or more of such positions.

(h) “Disinterested Director” means a director of the Company who is not and was not a party to or threatened to be made a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(i) “D&O Policy” has the meaning set forth in Section 7(b) hereof.

(j) “Expenses” shall mean all costs, expenses, and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding, including attorneys’ and accountants’ fees and court costs.

(k) “Indemnitee” has the meaning set forth in the Preamble hereto.

(l) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of company law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) “Independent Director” means a director of the Company who has no executive function with the Company.

(n) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee held or holds a Corporate Position, or by reason of any action taken by Indemnitee or any inaction on Indemnitee’s part while acting in a Corporate Position, or by reason of the fact that Indemnitee is or was serving at the request of the Company in a Corporate Position.

(o) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

Section 2. Agreement to Serve. Indemnitee agrees to serve in a Corporate Position for so long as Indemnitee is duly elected or appointed or until Indemnitee’s death, permanent disability or written resignation from his or her Corporate Position.

Section 3. Indemnification.

(a) In consideration of Indemnitee agreeing to act and continue to act as director and/or officer, as applicable, of the Company, in addition to and without prejudice to any other right of indemnity in favour of Indemnitee from time to time, the Company hereby irrevocably and unconditionally agrees and undertakes with Indemnitee subject to Section 200 of the Companies Act 1963 upon first demand to indemnify and keep Indemnitee indemnified and held harmless from and against, and to assume all liability for, any and all proceedings (including, without limitation, claims, demands and actions), liability, damage, loss, charge, detriment, cost, Expenses, judgments or fines suffered, incurred or sustained by Indemnitee arising directly or indirectly out of or in connection with his acting as a director and/or officer, as applicable, of the Company otherwise than by reason of the dishonesty, fraud, breach of fiduciary duty, negligence or wilful misconduct of Indemnitee. For the avoidance of doubt, the foregoing indemnity shall extend to any liability incurred by Indemnitee in defending proceedings, whether civil or criminal, in which judgement is given in his favour in which he is acquitted, in connection with any application under Section 391 of the Companies Act 1963 or Section 42 of the Companies (Amendment) Act 1983 in which relief is granted to him by the court.

(b) Notwithstanding subsection (a) above, no indemnification shall be made under subsection (a) unless otherwise determined or directed by the court in which such proceeding was brought:

(i) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(ii) on account of any suit in which a final judgment or other final adjudication is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act and amendments thereto or similar provisions of any federal, state or local law;

(iii) on account of Indemnitee’s conduct which by a final judgment or other final adjudication is determined to have been in bad faith and in opposition to the best interests of the Company or to have produced an unlawful personal benefit; or

(iv) with respect to a criminal proceeding if Indemnitee knew or reasonably should have known that Indemnitee’s conduct was illegal.

(c) The indemnification contemplated by this Agreement shall be to the fullest extent now or hereafter allowed by applicable law (whether statutory or common law) as presently or hereafter enacted or interpreted. In this connection, if a change in the Companies Acts or in the statutory laws of any other country or state under which the Company, or its successor, is hereafter incorporated or the corporate offices of the Company or its successor are hereafter located or relocated permits greater or lesser indemnification, either by agreement or otherwise, than currently provided by the Companies Act or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or prior to such change, as the case may be.

(d) Notwithstanding anything to the contrary in this Agreement, all rights to indemnification and the payment of Expenses in this Agreement shall only have effect insofar as they are not contrary to or in violation of the laws of Ireland, including section 200 of the Companies Act 1963 (as amended) and the Company shall not be obligated pursuant to this Agreement to indemnify Indemnitee in circumstances where Indemnitee is a defendant or a respondent in a Proceeding and (i) Indemnitee is not acquitted or judgment is not given in Indemnitee’s favour and (ii) the court does not grant relief to Indemnitee in connection with any application under Section 391 of the Companies Act, 1963 or Section 42 of the Companies (Amendment) Act, 1983.

Section 4. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine pursuant to subsection (b) below whether and to what extent Indemnitee is entitled to indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to subsection (a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto, shall be made in each specific case as follows:

(i) if a Change in Control shall have occurred, the determination shall be made by Independent Counsel who shall be selected in the manner provided in Section 4(c)(ii) below. In the alternative and at Indemnitee’s sole option, Indemnitee shall have the right to direct that such determination be made in the manner provided in the following subparagraph (ii) of this subsection (b); and

(ii) if a Change in Control shall not have occurred or if otherwise directed by Indemnitee pursuant to subsection (b)(i) above, the determination shall be made by the Company Board by a majority vote of a quorum of the Company Board consisting of Disinterested Directors; provided, however, that if a quorum of the Company Board consisting solely of Disinterested Directors is not obtainable then, at the option of the Company Board in its discretion, by a majority vote of a quorum of all of the members of the Company Board (whether or not disinterested), such determination shall be made by (A) majority vote of a committee of two or more Disinterested Directors appointed by the Company Board, or (B) all Independent Directors, or (C) Independent Counsel, or (D) the shareholders of the Company.

If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. A determination by the Independent Directors or Independent Counsel shall be expressed in a written opinion to the Company Board, a copy of which shall be delivered to Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as follows:

(i) if a Change in Control shall not have occurred, the Independent Counsel shall be selected by the board of directors of the Company, or

(ii) if a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee.

The party selecting Independent Counsel shall advise the other party in writing of the identity of the Independent Counsel so selected. The Company shall pay any and all fees and expenses incurred by such Independent Counsel and otherwise incident to the procedures of this Section 4, regardless of the manner in which such Independent Counsel was selected or appointed.

Section 5. Presumptions and Effect of Certain Proceedings.

(a) If a Change in Control shall have occurred, the person or persons making a determination with respect to entitlement to indemnification shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption.

(b) If the person or persons empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after being selected or empowered to do so (or within ninety (90) days thereafter, if such determination is to be made by the stockholders), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, unless such indemnification is specifically prohibited under applicable law.

Section 6. Remedies of Indemnitee.

(a) Indemnitee shall be entitled to an adjudication of his or her right to indemnification, at his or her sole option, (i) by any court of competent jurisdiction in Ireland, or (ii) by a single arbitrator in an arbitration conducted pursuant to the rules of the American Arbitration Association, if:

(i) a determination has been made pursuant to Section 4 that Indemnitee is not entitled to indemnification;

(ii) the determination of Indemnitee’s entitlement to indemnification is not timely made pursuant to Section 4;

(iii) payment of indemnification to which Indemnitee is entitled under Section 8 below is not timely made or payment is not timely made after a determination has been made that Indemnitee is entitled to indemnification.

The Company shall not oppose Indemnitee’s right to seek any such adjudication, whether in a court or in arbitration.

(b) If a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6 shall be conducted in all respects, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred, then, in any judicial proceeding or arbitration commenced pursuant to this Section 6, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification.

(c) If a determination shall have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6, unless such indemnification is prohibited under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) If Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in the judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated between the Company and Indemnitee.

Section 7. Insurance; Subrogation.

(a) The Company may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Company as a director or officer of the Company against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for persons holding Corporate Positions (the “D & O Policy”), Indemnitee shall be covered by the D & O Policy or Policies in accordance with its or their terms to the maximum extent of the coverage available for any person who holds a Corporate Position.

(c) If the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 8. Partial Indemnification; Successful Defense. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually and reasonably incurred by Indemnitee but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

Section 9. No Duplication of Payments.

(a) The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Expenses, judgments and fines or any other amounts paid to or incurred by Indemnitee to the extent Indemnitee has otherwise received payment, including, without limitation, under any insurance policy, the Company’s Memorandum or Articles of Association, the organisational documents of any of the Company’s subsidiaries or any agreement between Indemnitee and any of the Company’s subsidiaries (each, an “Alternative Source”), for such Expenses, judgments and fines or amounts that are otherwise indemnifiable by the Company hereunder. In the event that Indemnitee receives from the Company and an Alternative Source a duplicate payment in respect of the same Expenses, judgments and fines or any other amounts incurred by Indemnitee, Indemnitee shall promptly reimburse the Company in the amount of such duplicate payment.

Section 10. Indemnification Hereunder not Exclusive. The indemnification provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under any insurance policy, the Memorandum and Articles of Association of the Company, any agreement with a subsidiary of the Company, any other agreement, any vote of the shareholders of the Company, or the Company Board, the Companies Acts as amended from time to time, or otherwise, both as to actions in Indemnitee’s official capacity and as to actions in another capacity while holding such office.

Section 11. Severability. If this Agreement or any portion hereof (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any Expenses with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

Section 12. Notice. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the Company’s U.S. corporate offices at 515 Eastern Avenue, Allegan, Michigan 49010, Attention: Secretary (or to such other individual or address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power to give.

Section 13. Continuation of Indemnification. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Sections 3 and above, shall continue after Indemnitee has ceased to hold a Corporate Position.

Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and of Indemnitee and the spouse, heirs, assigns and personal and legal representatives of Indemnitee.

Section 15. Applicable Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of Ireland applicable to contracts made and to be performed in such state without giving effects to the principles of conflicts of laws.

(b) In this Agreement any reference to any statute shall be construed as a reference to that statute as extended, modified, replaced or re-enacted from time to time (whether before or after the date hereof) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date hereof).

Section 16. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, assigns or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 18. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Effective Period of Coverage. This Agreement shall cover and extend to all actions taken by Indemnitee in the course of his or her duties in a Corporate Position from the inception of those duties on and after [Date, 20    ].

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PRESENT when the Common Seal of PERRIGO COMPANY PLC was affixed hereto:

Director

Director/Secretary

INDEMNITEE:

Name: